UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida

(Address of principal executive offices)

32224

(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 22, 2014. A total of 43,498,231 shares, or approximately 96% of the common stock issued and outstanding as of the record date, was represented in person or by proxy. The matters voted upon by the stockholders of the Company (the “Stockholders”) at the meeting included: (i) the election of two Class III Directors whose terms will expire at the 2017 Annual Meeting of Stockholders; (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014; and (iii) an advisory vote on the Company’s 2013 executive compensation.

(1) Election of Directors. At the meeting, the Stockholders elected David G. Bannister and Michael A. Henning to serve as Class III directors, whose terms will expire at the 2017 Annual Meeting of Stockholders. The votes cast with respect to Mr. Bannister and Mr. Henning were as follows:

Director	Votes For	Withheld	Broker Non-Votes
David G. Bannister	41,022,333	1,144,263	1,331,635
Michael A. Henning	41,676,228	490,368	1,331,635

(2) Ratification of Appointment of KPMG LLP. At the meeting, the Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014. This proposal received 42,852,026 affirmative votes and 643,137 negative votes. There were 3,068 abstentions with respect to this proposal.

(3) Advisory Vote on Executive Compensation. At the meeting, the Stockholders voted to approve the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

This proposal received 41,696,780 affirmative votes and 435,578 negative votes. There were 34,238 abstentions and 1,331,635 broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: May 23, 2014	/s/ James B. Gattoni
James B. Gattoni
President and Chief Financial Officer